Consent of Independent Registered Public Accounting Firm
The Board of Directors
PFSweb, Inc.:
     We consent to the incorporation by reference in the registration statements (Nos. 333-128486, 333-75764, 333-75772, 333-40020, 333-42186 and 333-46096) on Form S-8 and (No. 333-135794 and 333-110853) on Form S-3 of our report dated April 2, 2007, with respect to the consolidated balance sheets of PFSweb, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006 and the accompanying financial statement schedules as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006, annual report on Form 10-K of PFSweb, Inc.
     As discussed in Note 1 to the consolidated financial statements, during 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.
KPMG LLP
Dallas, Texas
April 2, 2007